UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Asset-Based Revolving Credit Agreement

As of October 19, 2017, Abercrombie & Fitch Management Co. (“A&F Management”), a wholly-owned subsidiary of Abercrombie & Fitch Co. (the “Registrant”), in A&F Management’s capacity as the lead borrower, and the other borrowers and guarantors party thereto, entered into a Second Amendment to Credit Agreement (the “ABL Second Amendment”) with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders (in such capacity, the “ABL Agent”). The ABL Second Amendment amends the Credit Agreement, dated as of August 7, 2014 (the “ABL Credit Agreement”), among A&F Management, the other borrowers and guarantors party thereto, the lenders party thereto, the ABL Agent and the other parties thereto, by:

•	extending the maturity date of the ABL Credit Agreement from August 7, 2019 to October 19, 2022;

•
reducing the interest rate margin ceiling on amounts borrowed under the ABL Facility to now bear interest at either (a) an adjusted LIBOR rate plus a margin of 1.25% to 1.50% per annum, or (b) an alternate base rate plus a margin of 0.25% to 0.50% per annum based on average historical excess availability during the preceding quarter;

•
modifying the definition of “Borrowing Base” to include provisions to (1) add the ability to include real estate in the borrowing base (capped at 25% of the borrowing base) at an advance rate of 60% of the fair market value, subject to satisfactory due diligence provided the real estate is no longer recognized as collateral to the Term Loan Facility or the Term Loan Facility has been paid in full (2) implement a springing Debt Maturity Reserve, reducing the borrowing base up to an amount equal to the outstanding principal balance of the Term Loans under the Term Facility, 60 days prior to the maturity of the Term Loan Facility unless (a) pro forma Liquidity is greater than or equal to $175 million and (b) pro forma Availability is greater or equal to $100 million. Liquidity is defined as the sum of (a) Availability plus (b) Unrestricted Cash (domestic unrestricted cash plus 80% of foreign unrestricted cash) and (3) provide for a seasonal inventory advance rate increase from 90% to 92.5% from January 1 to March 31; and

•	modifying the ABL Credit Agreement by reducing the letter of credit sub-limit from $100 million to $50 million.

Except for the changes in the preceding sentences, the terms and conditions of the ABL Credit Agreement remain substantially unchanged. The Registrant does not currently have any outstanding borrowings under the ABL Credit Agreement and is currently in compliance with the ABL Credit Agreement covenants.

The Registrant and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with the lenders that are parties to the ABL Second Amendment and the lenders’ respective affiliates.

Further details are contained in, and this description is qualified in its entirety by, the amended ABL Credit Amendment, which will be included as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending October 28, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: October 19, 2017	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

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